                                                               EXHIBIT 10.27(f)




                          JOINT DEVELOPMENT AGREEMENT





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                          JOINT DEVELOPMENT AGREEMENT

                               Table of Contents



INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . .  1

 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .  1

 2.  GENERAL RULES FOR JOINT DEVELOPMENT . . . . . . . . . . .  2

 3.  TARGET SCHEDULE FOR JOINT DEVELOPMENT . . . . . . . . . .  3

 4.  PROCESS DEVELOPMENT . . . . . . . . . . . . . . . . . . .  3

 5.  PRODUCT DEVELOPMENT . . . . . . . . . . . . . . . . . . .  5

 6.  DEVELOPMENT COSTS . . . . . . . . . . . . . . . . . . . .  6

 7.  INTELLECTUAL PROPERTY RIGHTS. . . . . . . . . . . . . . .  6

 8.  EXCHANGE OF INFORMATION AND CONFIDENTIALITY . . . . . . .  7

 9.  USE OF PROPRIETARY INFORMATION AND COMMINGLED
     TECHNOLOGY. . . . . . . . . . . . . . . . . . . . . . . .  8

10.  THIRD PARTY CLAIM . . . . . . . . . . . . . . . . . . . .  8

11.  WARRANTIES, LIMITATION ON LIABILITY, AND COVENANTS. . . .  8

12.  TERM AND TERMINATION. . . . . . . . . . . . . . . . . . .  9

13.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 12

ATTACHMENT A . . . . . . . . . . . . . . . . . . . . . . . . . 17

ATTACHMENT B . . . . . . . . . . . . . . . . . . . . . . . . . 18


ATTACHMENT C . . . . . . . . . . . . . . . . . . . . . . . . . 19


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

                   JOINT DEVELOPMENT AGREEMENT

     This Joint Development Agreement (this "Agreement"), dated as of March 26, 1993, is between ADVANCED MICRO DEVICES, INC. ("AMD"), a Delaware corporation having its principal office at 901 Thompson Place, Sunnyvale, California 94088-3453, U.S.A. and FUJITSU LIMITED ("Fujitsu"), a Japanese corporation having its registered office at 1015 Kamikodanaka, Nakahara-ku, Kawasaki 211, Japan.


                          INTRODUCTION


     A. Fujitsu and AMD are entering into a joint venture agreement (the "Joint Venture Agreement") to be effective as therein provided and other related agreements to establish a new Japanese joint venture corporation, Fujitsu AMD Semiconductor Limited ("JV"), to manufacture and supply certain integrated circuits subject to certain regulatory approvals and other conditions precedent.

     B. Fujitsu and AMD desire to cooperate fully to develop and transfer to the JV certain design and process technologies necessary for JV to manufacture and supply such integrated circuits.

          ACCORDINGLY, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:


     Article 1.  DEFINITIONS.

               As used in this Agreement, the following terms shall have the following meanings:

               Section 1.1.The following words as used herein have the meanings defined in the Technology Cross-License Agreement ("Technology Cross-License") between AMD and Fujitsu dated as of March 1993 (except that, for purposes of this Agreement, the references in Sections 1.9 and 1.25 to "this Agreement" shall mean this Agreement).

                                        Technology Cross-
     Definition                         License Section
     ----------                         ---------------
     "Affiliate"                             1.1.
     "Applicable Law"                        1.2.
     "Confidential Information"              1.4.
     "EPROM" or "Electrically Programmable
        Read Only Memory"                    1.7.
     "Flash Memory"                          1.8.
     "Governmental Approvals"                1.9.
     "Governmental Authority"                1.10.

     "IPR" or "Intellectual Property Rights" 1.12.
     "Joint Venture License Agreement"       1.15.
     "Nondisclosure Agreements"              1.21.
     "NVM" or "Non-Volatile Memory"          1.23.
     "Other IPR"                             1.24.
     "Patents"                               1.25.
     "Proprietary Information"               1.28.
     "Subsidiary"                            1.33.
     "Transitional Event"                    1.34.

               Section 1.2. "Commingled Technology" shall have the meaning given such term in Section 9.1.

               Section 1.3. "Effective Date" shall mean the later to occur of
(a) the date of this Agreement or (b) the date which all required Governmental Approvals have been obtained.

               Section 1.4. "JV Product" shall mean an NVM designated as a JV Product pursuant to Section 2.1 herein.

               Section 1.5. "Subject Technology" shall mean any technology developed by Fujitsu and/or AMD in the course of the development and design work conducted hereunder. It is understood by the parties that the Subject Technology initially will consist of NVM eight-inch diameter wafer process technologies with geometries of 0.5- micron and 0.35-micron, and device design data for the JV Products. The major elements of the Subject Technology currently anticipated are set forth in Attachment B hereto.

               Section 1.6. "Subject Technology IPR" shall mean IPR that covers or protects, or is contained, embodied or incorporated in, the Subject Technology.


     Article 2. GENERAL RULES FOR JOINT DEVELOPMENT.

               Section 2.1. Joint Development Committee. Attachment A lists the JV Products to be developed for, and manufactured and sold by, the JV. In order to amend Attachment A to add or delete a JV Product, the parties shall establish a committee consisting of engineering managers from each party (the "Joint Development Committee") who may amend Attachment A prior to the formation of the JV and make amendment recommendations to the board of directors of the JV thereafter. The Joint Development Committee may also amend Attachment B, catalog specifications, and Attachment C, scheduling. The Joint Development Committee shall meet at the request of either party, or in the absence of such request, semi-annually. The Joint Development Committee shall agree unanimously before making any amendments or recommendations as provided above.

               Section 2.2. Development Teams. In order to develop the Subject Technology, the parties shall establish as soon as practicable after the Effective Date one or more process development teams and device design teams consisting of engineers from each party. Fujitsu and AMD shall each assign a team co-leader for each team. Either party may change its team co-leaders from time to time upon thirty (30) days' written notice to the other party.

               Section 2.3. Cooperative Efforts. The parties shall fully cooperate with each other in performing such development and design work and will jointly conduct such work at the same location to the extent possible to enable Fujitsu and AMD to develop a better understanding of each other's technological culture and methodology. In the event that, during the term of this Agreement, any portion of such work is required to be performed independently by one party, such party shall provide the other party with regular progress reports on the status of such work so that the other party might join in such work and shall inform the other party of all results of such work immediately upon its completion. In the event that development or design work is performed at one party's facility or facilities, the other party may at all reasonable times visit the facility or facilities, observe the development or design work being performed, and bring back to such other party's facilities all information and results obtained in the course of such work. The major responsibilities of device design work for the initial JV Products are specified in Attachment A hereto.

               Section 2.4. Settlement of Technical Differences. If the Development Teams have a difference of technical opinion in the course of development and design work hereunder, the development teams shall resolve such difference of opinion by mutual agreement with the goal of developing the best Subject Technology and achieving the best productivity of JV Products for the JV.

               Section 2.5. Personnel Assignments. Fujitsu may assign personnel to Fujitsu Microelectronics, Inc. or other Subsidiaries in the United States, and AMD may assign personnel to its Subsidiaries in Japan, to carry out the activities contemplated by this Agreement. Each party shall cooperate with the other in arranging such assignments.


     Article 3. TARGET SCHEDULE FOR JOINT DEVELOPMENT.

               Attachment C hereto contains an initial schedule for the development of Subject Technology (the "Target Schedule"). Fujitsu and AMD agree to use their best efforts to adhere to the Target Schedule.


     Article 4. PROCESS DEVELOPMENT.

               Section 4.1. Development Steps for the 0.5 micron Process. The development steps for the Subject Technology related to the 0.5-micron process shall be as follows:

               (a) The parties shall first compare and evaluate each unit process of both parties' existing 0.5-micron wafer process to assess their applicability to the production of JV Products at JV's facility.

               (b) The parties shall then establish a target process flow for the 0.5- micron wafer process for JV (the "0.5-micron JV Process") considering the structural requirements of JV Products and, based upon the results of
Section 4.1(a) and upon mutual
discussion, the parties shall decide whether any of the following can be adapted for the 0.5-micron JV process: (i) an existing unit process of either party; (ii) a modified unit process of either party; or (iii) any newly-developed unit process.

               (c) In the event that (ii) or (iii) of Section 4.1(b) is selected, the parties shall discuss and decide how to perform such modification or development and at which facility the work will be performed (in case of modification, the facility having the original unit process will be selected, unless otherwise agreed by the parties).

               (d) The parties shall then perform the necessary modifications and developments in accordance with Section 4.1(c).

               (e) The parties shall then assemble all unit processes selected, modified and developed in accordance with Section 4.1(b) through 4.1(d) into the 0.5-micron JV Process at a mutually-agreed location or locations, conduct a test run with a JV Product or a test chip on the 0.5-micron JV Process, and evaluate the results thereof (the test run will be conducted at the site of the party designated in Attachment A, unless otherwise agreed by the parties).

               (f) If a test run does not succeed, the relevant process team shall discuss the failure with the relevant device design team, apply the necessary design changes or process adjustments and repeat the test run.

               (g) Once both parties have confirmed the successful completion of the 0.5-micron JV Process, the parties shall decide which party is responsible for taking the lead in transferring the confirmed Subject Technology to JV, including documentation for each unit process (in the case of Section 4.1(b) (i) or (ii), the lead party will be the party that developed the original unit process, unless otherwise agreed by the parties). A complete set of such confirmed Subject Technology in tangible form shall be kept by each party.

               Section 4.2. Development Steps for the [CONFIDENTIAL
INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION] Process. The development steps for the Subject Technology related to the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION] process shall be as follows:

               (a) The parties shall establish a target process flow for the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] wafer process for JV (the "[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] JV Process") considering the structural requirements of JV Products and, based upon mutual discussion, the parties shall decide whether any of the following can be adapted to a corresponding unit process for the [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] JV Process: (i) the then-existing unit process of the 0.5-micron JV Process; (ii) a modified unit process of the 0.5-micron JV Process; (iii) a then-existing unit process of either party; (iv) a modified unit process of either party; or (v) any newly-developed unit process; and

               (b) After Section 4.2(a), the parties shall proceed through Sections 4.1(c) through 4.1(g) mutatis mutandis.


     Article 5. PRODUCT DEVELOPMENT.

               Section 5.1. Design Methodology. The parties shall compare and evaluate both parties' existing design tools (e.g., CAD tools) and methodologies to assess their relative effectiveness for jointly designing the JV Products. If the parties agree, they will adopt an appropriate common design tool and methodology for the purpose of jointly designing the JV Products. If necessary, both parties shall jointly modify an existing design tool (including libraries) or develop a new design tool considering the features of the newly-developed 0.5-micron JV Process or [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] JV Process, as the case may be.

               Section 5.2. Design Interface. The parties shall decide and adopt machine-readable interface formats of design data (circuit data, layout data and test data) for the purpose of transferring the design data to JV and sharing the design results between both parties.

               Section 5.3. Design Steps of JV Products. The design steps of the JV Products shall be as follows:

               (a) The parties shall develop the catalog specification of each JV Product.

               (b) The parties shall develop the architectural features and functional and electrical characteristics of each JV Product. These internal detailed specifications shall be determined by taking into account the performance of the wafer sort tool and reliability assurance tool, customers' requirements, the design and evaluation tool and the final test tool.

               (c) Based upon such architectural, functional and electrical characteristics, the parties shall generate and verify the circuit and physical layout pattern of the JV Product.

               (d) Based upon such circuit, the parties shall generate the test specification and the test program conforming with such test specification.

               (e) The parties shall conduct a test run of the JV Product on the relevant JV Process and evaluate the results thereof.

               (f) If a test run does not succeed, the relevant device design team shall discuss the failure with the relevant process design team, apply the necessary design changes or process adjustments and repeat the test run.

               (g) Once both parties have confirmed the successful completion of the JV Product, the parties shall decide which party is responsible for taking the lead in transferring the confirmed design data, including documentation thereof, to JV. A complete set of such confirmed design data in tangible form shall be kept by each party. If the lead party is not the party conducting the test run described in Sections 5.3(e) and (f), the lead party shall conduct a test run on its own to ensure its ability to support the contemplated technology transfer to JV.


     Article 6. DEVELOPMENT COSTS.

               Each party shall bear all costs incurred by such party in the course of the development and design work contemplated by this Agreement.


     Article 7. INTELLECTUAL PROPERTY RIGHTS.

               Section 7.1. Pursuant to the Joint Venture License Agreement to be entered into among Fujitsu, AMD and the JV, each of Fujitsu and AMD will grant to the JV certain licenses to the technology being developed hereunder and previously existing related technology.

               Section 7.2. Pursuant to the Technology Cross-License, each of Fujitsu and AMD will grant to the other certain licenses to the technology being developed hereunder and previously existing related technology.

               Section 7.3. Except as provided in Section 7.4 of this Agreement, all Subject Technology IPR hereunder shall be jointly owned by Fujitsu and AMD. Neither party hereto may file an application for a Patent with respect to such Subject Technology IPR without the prior written consent of the other party. The parties agree to cooperate in applying for, prosecuting and maintaining any Patents, as may be mutually agreed and in protecting such Subject Technology IPR, and, in each case, to equally divide the expenses thereof. Each of Fujitsu and AMD shall have the right to make, have made, use and sell products and processes using the Subject Technology IPR and to license such Subject Technology IPR without restriction or accounting to the other party unless otherwise mutually agreed upon in writing, except that neither Fujitsu nor AMD shall assign its ownership interest in any Subject Technology IPR to a third party without the prior written consent of the other party.

               Section 7.4. Where any technology included in the Subject Technology IPR is developed independently hereunder by either party hereto, without use of the Confidential Information of the other party, in the course of development and design work conducted in accordance with the terms of this Agreement, the ownership and the right to file for a Patent for such technology shall rest solely with the party developing such technology. All Other IPR and Propriety Information in such technology shall be owned jointly by the parties, shall be considered Subject Technology IPR and shall be subject to the provisions of this Agreement regarding jointly owned Subject Technology IPR. Pursuant to the Technology Cross-License and the Joint Venture License, each of Fujitsu and AMD will grant to the other and the JV a license to such IPR covering any such technology developed independently by such party and patented by such party in accordance with this Section 7.4.

     Article 8. EXCHANGE OF INFORMATION AND CONFIDENTIALITY.

               Section 8.1. During the term of this Agreement, Fujitsu and AMD shall exchange their Confidential Information relevant to NVMs as necessary (but only to the extent legally permitted) to enable the parties to cooperate fully in developing NVMs.

               Section 8.2. Except as expressly authorized by the other party (including without limitation the exercise of the rights granted to a party under this Agreement, the Technology Cross-License and the Joint Venture License Agreement), each party agrees not to disclose, use or permit the disclosure or use by others of any Confidential Information unless and to the extent such Confidential Information (i) is not marked or designated in writing as confidential and is provided for a purpose that reasonably contemplates disclosure to or use by others, (ii) becomes a matter of public knowledge through no action or inaction of the party receiving the Confidential Information, (iii) was in the receiving party's possession before receipt from the party providing such Confidential Information, (iv) is rightfully received by the receiving party from a third party without any duty of confidentiality,
(v) is disclosed to a third party by the party providing the Confidential Information without a duty of confidentiality on the third party, (vi) is disclosed by the receiving party despite the exercise of the same degree of care used by the receiving party to safeguard its own similar Confidential Information, but the receiving party shall take all necessary steps to prevent any further disclosure, (vii) is disclosed with the prior written approval of the party providing such Confidential Information, or (viii) is independently developed by the receiving party without any use of the other party's Confidential Information. Information shall not be deemed to be available to the general public for the purpose of exclusion (ii) above with respect to each party (x) merely because it is embraced by more general information in the prior possession of the receiving party or others, or (y) merely because it is expressed in public literature in general terms not specifically in accordance with the Confidential Information.

               Section 8.3. In furtherance, and not in limitation of the foregoing Section 8.2, each party agrees to do the following with respect to any such Confidential Information: (i) exercise the same degree of care to safeguard the confidentiality of, and prevent the unauthorized use of, such information as that party exercises to safeguard the confidentiality of its own Confidential Information; (ii) restrict disclosure of such information to those of its employees, agents and sublicensees who have a "need to know"; and (iii) instruct and require such employees, agents and sublicensees to maintain the confidentiality of such information and not to use such information except as expressly permitted herein. Each party further agrees not to remove or destroy any proprietary or confidential legends or markings placed upon any documentation or other materials.

               Section 8.4. The foregoing confidentiality obligations shall also apply to the contents of this Agreement.

               Section 8.5. The obligations under this Article 8 shall not prevent the parties from disclosing the Confidential Information or terms of this Agreement to any government agency or body as required by law (provided that the party intending to make such disclosure in such circumstances has given the other party prompt notice prior to making such disclosure so that the other party may seek a protective order or other appropriate wremedy prior to such disclosure and cooperates fully with such other party in seeking such order or remedy).

               Section 8.6. Notwithstanding anything else contained herein, either party may disclose the catalog specifications generated under Section 5.3(a) to its potential customers.

               Section 8.7. The obligations under this Article 8 shall apply with respect to any Confidential Information for a period of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] from the date of disclosure of such Confidential Information to the receiving party unless, with respect to any particular Confidential Information, the providing party in good faith notifies the receiving party that a longer period shall apply, in which case the obligations under this
Article 8 with respect to such Confidential Information shall apply for such longer period.


     Article 9. USE OF PROPRIETARY INFORMATION AND COMMINGLED
                TECHNOLOGY.

               Section 9.1. The parties hereto agree that each party shall have the right to freely use for internal purposes, in accordance with the provisions of Article 8, the Proprietary Information and Other IPR received from the other party. Neither party will knowingly transfer to a third party the distinct and independent Proprietary Information or Other IPR received from the other party, except as necessary to exercise the rights granted to a party under this Agreement, the Technology Cross-License and the Joint Venture Agreement. [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

               Section 9.2. Notwithstanding anything else contained herein, Fujitsu and AMD each hereby grants [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].


     Article 10. THIRD PARTY CLAIM.

               In the event any claim or action is brought against one party based upon information received from the other party or the Subject Technology, the party against whom the claim or action is brought shall defend at its sole expense such claim or action and the other party shall render reasonable support to such party.


     Article 11. WARRANTIES, LIMITATION ON LIABILITY, AND COVENANTS.

               Section 11.1. Each party hereto represents and warrants to the other party that it has the right, and will continue during the term of this Agreement to have the right, to grant to or for the benefit of the other party the rights and licenses granted hereunder in accordance with the terms of this Agreement and such grant of rights and licenses does not, and will not during the term of this Agreement, conflict with the rights and obligations of such party under any other license, agreement, contract or other undertaking. Notwithstanding Article 10, each party shall indemnify, hold harmless and defend the other party against a breach by such party of this Section 11.1.

               Section 11.2. Nothing contained in this Agreement shall be construed as:

               (a) a warranty or representation by any of the parties hereto or its Subsidiaries sublicensed hereunder as to the validity or scope of any IPR, including Subject Technology IPR.

               (b) conferring upon either party hereto or its Subsidiaries any licenses, right or privilege under any patents, utility models, design patents, copyrights, mask work rights or trade secrets except the licenses, rights and privileges expressly granted hereunder; or

               (c) a warranty or representation that any acts permitted hereunder will be free from infringement of patents, utility models, design patents, copyrights, mask work rights or trade secrets other than those under which licenses, rights and privileges have been expressly granted hereunder; or

               (d) an arrangement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement; or

               (e) conferring any right to use in advertising, publicity or otherwise, any trademark, service mark, trade name or their equivalent, or any contraction, abbreviation or simulation thereof, of either party hereto or their Subsidiaries sublicensed hereunder.

               Section 11.3. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY WARRANTIES, WHETHER EXPRESS OR
OTHERWISE, CONCERNING ANY IPR, TECHNOLOGY, PRODUCTS, PROCESSES, DESIGNS, DOCUMENTS OR INFORMATION LICENSED OR OTHERWISE PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR
PURPOSE, WARRANTIES OF FREEDOM FROM ERRORS OR DEFECTS, OR WARRANTIES OF NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, AND NEITHER PARTY SHALL BE RESPONSIBLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED,
ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS
BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY TECHNOLOGY, PRODUCTS, PROCESSES, DESIGNS, DOCUMENTS OR INFORMATION LICENSED OR OTHERWISE PROVIDED PURSUANT TO THIS AGREEMENT.


     Article 12. TERM AND TERMINATION.

               Section 12.1. Term. This Agreement shall become effective as of the Effective Date and, unless and until terminated hereunder, shall continue until the occurrence of a Transitional Event or termination of the Joint Venture License Agreement, at which time this Agreement shall terminate.

               Section 12.2. Termination. Termination of this Agreement may result from the events listed below. Each party agrees to give prompt written notice to the other party of the happening of any such event.

               (a) In the event that the Joint Venture Agreement does not become effective within one year from the date hereof, either party may terminate this Agreement effective upon written notice to the other party.

               (b) If any party hereto defaults in the performance of any material obligation hereunder, the non-defaulting party may give written notice thereof and the parties shall discuss the problem arising from such default in good faith and seek to resolve such problem. If such default is not corrected or otherwise addressed by the defaulting party to the satisfaction of the non-defaulting party within ninety (90) days after the written notice of such default, then the non-defaulting party may, in addition to any other remedies it may have, terminate this Agreement by written notice. This Agreement shall terminate on the thirtieth (30th) day after such notice of termination.

               (c) Each party hereto may terminate this Agreement, by giving written notice of termination to the other party at any time, upon or after:

                    (i) the filing by such other party of a petition in bankruptcy or insolvency;

                    (ii) any adjudication that such other party is bankrupt or insolvent;

                    (iii) the filing by such other party of any legal action or document seeking reorganization, readjustment or arrangement of such other party's business under any law relating to bankruptcy or insolvency;

                    (iv) the appointment of a receiver or bankruptcy trustee for all or substantially all of the property of such other party;

                    (v) the making by such other party of any general assignment for the benefit of creditors; or

                    (vi) the institution of any proceedings for the liquidation or winding up of such other party's business or for the termination of its corporate charter, provided, in the event such proceedings are involuntary, the proceedings are not dismissed within ninety (90) days.

               (d) If at any time during the term of this Agreement, (i) a party incurs in one transaction or a series of related transactions a change in ownership of more than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of its capital stock, (ii) a party consolidates with or merges with or into another corporation, partnership or other entity, whether or not such party is the surviving entity of such transaction, unless immediately after such consolidation or merger shareholders of such party prior to the transaction continue to own more than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the outstanding shares of stock entitled to vote for the election of directors of such new or surviving entity, or (iii) a party sells, assigns or otherwise transfers all or substantially all of the business or assets of such party relating to its semiconductor merchant market business to a third party, the other party may terminate this Agreement upon thirty (30) days' advance written notice to such party, provided, in each case, that the terminating party must exercise such right not later than one (1) year after receiving written notice from the other party of such transaction.

               (e) In the event that a third party (other than a bank, insurance company or other financial or investment company or institution) acquires greater than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] ownership of either party and either a position on the board of directors or a position of management in such party, where such acquisition of ownership and management position or board position in such party is judged by the other party after a careful consideration to be detrimental to such other party, such other party may terminate this Agreement upon thirty (30) days' advance written notice to such party, provided that the terminating party must exercise such right not later than one (1) year after receiving written notice from the other party of such transaction.

               (f) Either party hereto may terminate this Agreement upon thirty (30) days' written advance notice to the other party where such party ceases to own more than [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the issued and outstanding capital stock of JV.

               (g) In the event that a change occurs in the management of one party as a result of a proxy solicitation contest, which change is judged by the other party after careful consideration to be detrimental to the affairs of JV, the other party may terminate this Agreement upon thirty (30) days' written advance notice to such party, provided that the terminating party must exercise such right not later than one (1) year after receiving written notice from the other party of such event.

               Section 12.3.  Effect of Termination.

               (a) Except as provided in this Section 12.3, all rights and obligations of the parties hereunder shall cease upon termination or expiration of this Agreement, with the exception of the rights and obligations of the parties under Articles 6, 8, 9, 10, 11, 12 and 13, and Sections 7.3 and 7.4, which shall survive termination or expiration of this Agreement.

               (b)  Upon termination of this Agreement, Fujitsu and AMD shall
(i) continue to jointly own all the jointly-owned Subject Technology IPR, (ii) if agreed to by the parties, cooperate in applying for, prosecuting and maintaining any Patents, and protecting such IPR developed prior to termination of this Agreement and equally dividing the expenses thereof, and (iii) have the unlimited right to use and to license such IPR and the right to make, have made, reproduce, modify, distribute, sell, lease or otherwise dispose of any processes and products based upon or incorporating such IPR without restriction or accounting to the other party unless otherwise mutually agreed upon in writing, except that neither Fujitsu nor AMD shall assign its ownership interest in such IPR to a third party without the prior written consent of the other party.


     Article 13. MISCELLANEOUS.


               Section 13.1. Force Majeure. Neither party shall be liable for failure to perform, in whole or in material part, its obligations under this Agreement if such failure is caused by any event or condition not existing as of the date of this Agreement and not reasonably within the control of the affected party, including, without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of Governmental Authorities, riots, insurrections, or any other cause beyond the control of the parties; provided, that the affected party promptly notifies the other party of the occurrence of the event of force majeure and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

               Section 13.2. Assignment. Neither this Agreement nor any of the rights and obligations created hereunder may be assigned, transferred, pledged, or otherwise encumbered or disposed of, in whole or in part, whether voluntary or by operation of law, or otherwise, by either party without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties' permitted successors and assigns.

               Section 13.3. Notices. All notices and communications required, permitted or made hereunder or in connection herewith shall be in writing and shall be mailed by first class, registered or certified air mail, postage prepaid, or otherwise delivered by hand or by messenger, or by recognized courier service (with written receipt confirming delivery), addressed:

     (a)  If to FUJITSU, to:

     Mail or Hand Delivery:

     FUJITSU LIMITED
     1015 Kamikodanaka, Nakahara-ku
     Kawasaki-shi 211, JAPAN
     Attn: Masaichi Shinoda
     General Manager
     Business Development Division
     Electronic Devices

     with a copy to:

     Mail or Hand Delivery:

     FUJITSU LIMITED
     Marunouchi Center Bldg., 6-1
     Marunouchi 1-chome
     Chiyoda-ku, Tokyo 100, JAPAN
     Attn: Gen Iseki
     General Manager, Legal Division

     (b)  If to AMD, to:

     Mail:

     Senior Vice President, Operations
     Advanced Micro Devices, Inc.
     P. O. Box 3453
     Sunnyvale, CA 94088-3453
     U.S.A.
     Attn:  Gene Conner

     Hand Delivery:

     915 DeGuigne Drive
     Sunnyvale, CA 94086
     U.S.A.

     with a copy to:

     Mail:

     Mikio Ishimaru, Esq.
     Director of Technology Law
     Advanced Micro Devices, Inc., MS 68
     P. O. Box 3453
     Sunnyvale, CA 94088-3453
     U.S.A.

     Hand Delivery:

     3625 Peterson Way
     Santa Clara, CA 95054
     U.S.A.

     Each such notice or other communication shall for all purposes hereunder be treated as effective or as having been given as follows: (i) if delivered in person, when delivered; (ii) if sent by airmail, at the earlier of its receipt or at 5 pm, local time of the recipient, on the seventh day after deposit in a regularly maintained receptacle for the deposition of airmail; and
(iii) if sent by recognized courier service, on the date shown in the written confirmation of delivery issued by such delivery service. Either party may change the addresss and/or addressee(s) to whom notice must be given by giving appropriate written notice at least seven (7) days prior to the date the change becomes effective.

               Section 13.4. Export Control. Without in any way limiting the provisions of this Agreement, each of the parties hereto agrees that no products, items, commodities or technical data or information obtained from a party hereto nor any direct product of such technical data or information is intended to or shall be exported or reexported, directly or indirectly, to any destination restricted or prohibited by Applicable Law without necessary authorization by the Governmental Authorities, including (without limitation) the Japanese Ministry of International Trade and Industry, the United States Bureau of Export Administration (the "BEA") or other Governmental Authorities of the United States with jurisdiction with respect to export matters. Without limiting the generality of the foregoing, each party hereto agrees that it will not, without authorization from the

Office of Export Licensing of the BEA, knowingly export or reexport to a destination outside of the United States General License GTDR technical data or information of United States origin subject to this Agreement, or the direct product thereof, or the product of a plant or major component of a plant that is the direct product thereof, without first providing any applicable export assurances to the exporting party.

               Section 13.5.  Arbitration.

               (a) Any and all disputes arising under or affecting this Agreement shall be resolved exclusively by confidential arbitration pursuant to the rules of the Japan Commercial Arbitration Association in Tokyo, Japan, or such other location agreed between the parties; provided, however, that the arbitrators shall be empowered to hold hearings at other locations within or without Japan. Each of the parties shall designate one arbitrator and the two arbitrators so designated shall select the third arbitrator. Arbitration proceedings shall be conducted in English with simultaneous translation into Japanese. The judgment upon award of the arbitrators shall be final and binding and may be enforced in any court of competent jurisdiction in the United States or Japan, and each of the parties hereto unconditionally submits to the jurisdiction of such court for the purpose of any proceeding seeking such enforcement. Subject only to the provision of Applicable Law, the procedure described in this Section 13.5 shall be the exclusive means of resolving disputes arising under or affecting this Agreement.

               (b) All papers, documents or evidence, whether written or oral, filed with or presented to the panel of arbitrators shall be deemed by the parties and by the arbitrators to be Confidential Information. No party or arbitrator shall disclose in whole or in part to any other person any Confidential Information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential Information may be disclosed (i) to attorneys, (ii) to parties, and (iii) to outside experts requested by either party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert is fully familiar with the terms of this section, that such expert agrees to comply with the confidentiality terms of this section, and that such expert will not use any Confidential Information disclosed to such expert for personal or business advantage.

               Section 13.6. Entire Agreement. This Agreement, the Joint Venture Agreement, the other Associated Agreements (as defined in the Joint Venture Agreement), and the attachments and exhibits hereto and thereto, embody the entire agreement and understanding between the parties with respect to the subject matter hereof, superseding all previous and contemporaneous communications, representations, agreements and understandings, whether written or oral, including without limitation that certain Memorandum of Understanding between Fujitsu and AMD dated July 13, 1992 and the Nondisclosure Agreements. Neither party has relied upon any representation or warranty of the other party except as expressly set forth herein, in the Joint Venture Agreement, and in the Associated Agreements.

               Section 13.7. Modification. This Agreement may not be modified or amended, in whole or part, except by a writing executed by duly authorized representatives of both parties.

               Section 13.8. Announcement. The parties may announce the existence of the parties' relationship and this Agreement at a time and in a form to be mutually determined. Neither party shall unreasonably withhold its consent to a time proposed by the other party.

               Section 13.9. Severability. If any term or provision of this Agreement shall be determined to be invalid or unenforceable under Applicable Law, such provision shall be deemed severed from this Agreement, and a reasonable valid provision to be mutually agreed upon shall be substituted. In the event that no reasonable valid provision can be so substituted, the remaining provisions of this Agreement shall remain in full force and effect, and shall be construed and interpreted in a manner that corresponds as far as possible with the intentions of the parties as expressed in this Agreement.

               Section 13.10. No Waiver. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

               Section 13.11. Governing Law. The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by their laws of the State of California, U.S.A.

               Section 13.12. Nature of Rights. Each party shall have the rights licensed under this Agreement to the other party's technology and related IPR when created, developed or invented, regardless of whether physically delivered to such party. All rights and licenses granted under or pursuant to this Agreement by a party ("licensor party") to the other party ("licensee party") are, for purposes of Section 365(n) of the U.S. Bankruptcy Code (the "Bankruptcy Code"), licenses of "intellectual property" within the scope of Section 101 of the Bankruptcy Code. The parties agree that the licensee party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy or insolvency proceeding by or against the licensor party, the licensee party shall be entitled to a complete duplicate of (and complete access to) any such intellectual property and all embodiments thereof. If not already in the licensee party's possession, the licensee party has the right to immediate delivery of such intellectual property and embodiments upon written request of the licensee party (i) upon any such commencement of bankruptcy proceedings, unless the licensor party or its representative or trustee elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under clause (i) above, upon the rejection of this Agreement by or on behalf of the licensor party.

               Section 13.13. Tangible Property. The parties agree that the tangible portion of the property delivered and to be delivered by AMD to Fujitsu is valued at [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] and by Fujitsu to AMD is valued at

[CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION].

               Section 13.14. Language. This Agreement and the attachments hereto are in the English language, which language shall be controlling in all respects.

               Section 13.15. No Agency or Partnership. This Agreement shall not constitute an appointment of either party as the legal representative or agent of the other party, nor shall either party have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, in the name or on behalf of, the other party. Nothing herein or in the transactions contemplated by this Agreement shall be construed as, or deemed to be, the formation of a partnership, association, joint venture or similar entity by or among the parties hereto.

               Section 13.16. Headings. The section and other headings contained in this Agreement are for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

               Section 13.17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date set forth above.


ADVANCED MICRO DEVICES, INC.          FUJITSU LIMITED


/s/     GENE CONNER                   /s/    HIKOTARO MASUNAGA
- - -----------------------------         --------------------------
By:     Gene Conner                   By:    Hikotaro Masunaga
Title:  Senior Vice President,        Title: Managing Director
        Operations

                                  ATTACHMENT A

                                       TO

                          JOINT DEVELOPMENT AGREEMENT

        [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION]

                                  ATTACHMENT B

                                       TO

                          JOINT DEVELOPMENT AGREEMENT

                       Major Items of Subject Technology


1.   Process Information

     A.   Basic Process Data
          a)   Design rule
          b)   Transistor parameters
          c)   Process parameters
          d)   Mask sequence, etc.

     B.   Manufacturing Specifications
          a)   Process flow
          b)   Process conditions for each unit process, etc.

     C.   Process Evaluation Data
          a)   Reliability data on interconnection materials, etc.


2.   Device Design Information for Each JV Product

     A.   Product Specifications
          a)   Catalog specification
          b)   Device full specification (internal specification)
          c)   Architectural information

     B.   Design Data
          a)   Circuits diagrams
          b)   Transistor-level circuits
          c)   Mask layout data
          d)   Mask layout data supplemental information
          e)   Test specification (wafer sort)
          f)   Test program (wafer sort)

     C.   Device Evaluation Data
          a)   Functional test results of samples
          b)   Electrical characteristics of samples
          c)   Reliability data of samples
          d)   Control parameters and their tolerance

                                  ATTACHMENT C

                                       TO

                          JOINT DEVELOPMENT AGREEMENT

        [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION]